EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
First M&F Corporation
Kosciusko, Mississippi

We consent to the incorporation by reference in this Registration Statement of First M&F Corporation on Form S-3 of our report, dated March 14, 2012, on our audit of the financial statements as of December 31, 2011 and December 31, 2010 and for each of the three years in the period ended December 31, 2011. We also consent to the references to our firm under the caption “Experts.”

/s/BKD, LLP

Jackson, Mississippi
April 3, 2012